UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

CANAQUEST MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Ontario	333-199612	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

37 – 4120 Ridgeway Drive
Mississauga, Ontario Canada	L5L 5S9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (289) 997 6740

Algae Dynamics Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 29, 2019, CanaQuest Medical Corp., formerly Algae Dynamics Corp. (the “Registrant”), received notice from UHY McGovern Hurley LLP (“McGovern Hurley”), the Registrant’s independent public accountant, that it was resigning with immediate effect.

McGovern Hurley audited the financial statements of the Registrant for the two years ended March 31, 2018. The report of McGovern Hurley on such financial statements, dated January 16, 2019, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

For the past two fiscal years and subsequent interim periods though the date of resignation, there have been no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of McGovern Hurley, would have caused them to make reference thereto in their report on the financial statements.

During the two most recent fiscal years and the interim period to the date of their resignation, there have been no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-X.

During the Company’s two most recent fiscal years, and since then, McGovern Hurley has not advised the Registrant that any of the following exist or are applicable:

(1)	That the internal controls necessary for the Registrant to develop reliable financial statements do not exist, that information has come to their attention that has led them to no longer be able to rely on management’s representations, or that has made them unwilling to be associated with the financial statements prepared by management.

(2)	That the Registrant needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management’s representations or be associated with the Registrant’s financial statements for the foregoing reasons or any other reason, or

(3)	That they have advised the Registrant that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

We have provided McGovern Hurley a copy of the disclosure made in response to this Item 4.01 and have requested that McGovern Hurley provide a letter addressed to the Securities and Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to our request, McGovern Hurley has provided the letter attached hereto as Exhibit 16.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2019, the Registrant filed an amendment to its articles of incorporation to change its name to “CanaQuest Medical Corp.”

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 25, 2019 the Registrant had an annual and special meeting of shareholders for the following purposes:

Election of Directors	Votes For	Votes Withheld

Richard Rusiniak	5,579,691	78,304
Paul Ramsay	5,657,265	1,000
Ross Eastley	5,657,265	1,000
P. Blair Mullin	5,657,265	1,000
Cameron McDonald	5,657,265	1,000

Amendment to Articles of Incorporation to Change of Name

For	5,655,265	Against	0	Abstain	3,000

To ratify appointment of McGovern Hurley as the Registrant’s Independent Public Accountant

For	5,655,265	Against	1,000	Abstain	77,304

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation to Change Name

16.1	Letter from UHY McGovern Hurley LLP Regarding No Disagreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALGAE DYNAMICS CORP.

Date: February 4, 2019	By:	/s/ Ross Eastley
Ross Eastley
Chief Financial Officer